Exhibit 10.3

SHAREHOLDER AGREEMENT
by and between
TRUPANION, INC.
and
AFLAC INCORPORATED
Dated as of October 26, 2020

SHAREHOLDER AGREEMENT
This Shareholder Agreement, dated as of October 26, 2020 (this “Agreement”), is entered into by and between Trupanion, Inc., a Delaware corporation (the “Company”), and Aflac Incorporated, a Georgia corporation (“Aflac”). The Company and Aflac each may be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
WHEREAS, concurrently with the execution of this Agreement, the Parties have entered into that certain Stock Purchase Agreement, dated as of October 26, 2020 (the “Purchase Agreement”), pursuant to which, among other things, subject to the terms and conditions set forth therein, the Company has agreed to issue and sell to Aflac, and Aflac has agreed to purchase and acquire ownership of, 3,636,364 shares (the “Transaction Shares”) of the common stock, par value $ 0.00001 per share, of the Company (the “Company Common Stock”); and
WHEREAS, as a condition to the willingness of the Parties to consummate the transactions contemplated by the Purchase Agreement and in consideration of the other benefits to be obtained by the Parties by virtue of the arrangements described above, the Parties are entering into this Agreement, which sets forth certain terms and conditions regarding, among other things, transfer restrictions and registration rights to which the Transaction Shares and certain other shares of Company Common Stock issued to and acquired by Aflac pursuant hereto will be subject.
NOW, THEREFORE, in consideration of the mutual covenants and premises of this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. For purposes of this Agreement:
“Acquired Shares” means, collectively, the Transaction Shares and any Preemptive Rights Shares issued to Aflac.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have correlative meanings. For the avoidance of doubt, none of Trupanion, Inc. or any of its Affiliates (including American Pet Insurance Company) shall be deemed an Affiliate of Aflac hereunder.
“Beneficial Ownership” shall be defined consistent with such term’s meaning under Rule 13d-3 or 13d-5 under the Exchange Act. Other terms of similar import shall have comparable meanings.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York, New York.
“Company Board” means the board of directors of the Company.
“Company Securities” means (i) any shares of capital stock or other equity interests of the Company or of any of its Subsidiaries; (ii) any other securities of the Company or of any of its Subsidiaries granting voting rights; (iii) any warrants, options, convertible or exchangeable securities, subscriptions, calls or other rights (including any preemptive or similar rights, but excluding any such rights granted pursuant to this Agreement) to subscribe for or purchase or acquire any of the securities described in the foregoing clauses (i) and (ii); or (iv) any security, instrument or agreement granting economic rights based upon the value of, or the value of which is determined by reference to any of the securities described in the foregoing clauses (i) through (iii), regardless of whether such security, instrument or agreement is or may be settled in securities, cash or other assets.
“Exchange Act” means the Securities Exchange Act of 1934.
“Governmental Authority” means any supranational, national, federal, state, provincial or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by any of the foregoing to perform any of such functions (including any national securities exchange or the equivalent) with relevant jurisdiction.
“Law” means any federal, state, provincial, local, domestic or foreign law, common law, ordinance, code, statute, rule or regulation of any Governmental Authority.
“Milestone Closing’ shall have the meaning ascribed to such term in the Purchase Agreement.
“NASDAQ” means the NASDAQ Global Market of The NASDAQ Stock Market LLC.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof or any other form of entity.
“Pre-Issuance Ownership Percentage” means Aflac’s Beneficial Ownership, expressed as a percentage, of the outstanding shares of Company Common Stock as of immediately prior to the applicable issuance of New Securities, excluding any such shares Beneficially Owned by Aflac other than Acquired Shares.

“Restricted Period” means the period commencing on the date hereof and ending on (i) if the Milestone Closing occurs, the third (3rd) year anniversary of the Milestone Closing or (ii) if the Purchase Agreement terminates prior to the occurrence of the Milestone Closing, the third (3rd) year anniversary of the date hereof.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Standstill Period” means the period commencing on the date hereof and ending on the date that the Standstill Restrictions terminate pursuant to Section 2.1(b).
“Strategic Alliance Agreement” means the Strategic Alliance Agreement, dated as of the date hereof, by and between the Company and Aflac (as may be amended or supplemented from time to time).
“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person, or a Subsidiary of such Person, is a general partner (if a limited partnership) or managing member (if a limited liability company), or (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.
Section 1.2 Additional Defined Terms.
The following terms have the meanings set forth in the Sections set forth below:
Term    Section
$    1.3(a)
Acceptance Notice    3.1(b)
Affiliate    1.1
Agreement    Preamble
Approved Tender Offer    4.1(a)
Beneficial Ownership    1.1
Business Combination    4.1(a)
Business Day    1.1
Change of Control    2.1(b)(v)
Company    Preamble
Company Board    1.1
Company Common Stock    Recitals
Company Repurchase Event    Section 4.1(a)(i)
Company Securities    1.1
Exchange Act    1.1
Fundamental Transaction    2.1(b)(ii)
Governmental Authority    1.1
Law    1.3(a), 1.1

Laws    1.3(a)
NASDAQ Rule    3.1(a)
New Securities    3.1(a)
Ownership Cap    2.1(a)
Parties    Preamble
Party    Preamble
Person    1.1
Preemptive Rights Notice    3.1(b)
Preemptive Rights Shares    3.1(a)
Pre-Issuance Ownership Percentage    1.1
Pre-Notice    3.1(b)
Purchase Agreement    Recitals
Receiving Party    6.1
Registration Statement    Section 5.1
Representatives    6.1
Restricted Period    1.1
Securities Act    1.1
Shareholder Approval Issuance    Section 3.1(g)
Standstill Restrictions    2.1(a)(vii)
Subsequent Offering    4.1(a)
Subsidiary    1.1
Transaction Shares    Recitals
Transfer    4.1(a)
U.S.    1.3(a)

Section 1.3 Interpretation and Construction.
a.In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement; (ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to a Person are also to its successors and permitted assigns; (vii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and (viii) “$” refers to United States (“U.S.”) dollars. References to “Law,” “Laws” or to a particular statute or Law shall be deemed also to include such Laws or statutes as such Laws or statutes are from time to time amended, modified or supplemented, including by succession of comparable successor Laws.

b.The Parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in investment transactions. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
ARTICLE II
STANDSTILL
Section 2.1 Standstill.
a.During the Standstill Period, except with the prior written consent of, or waiver by, the Company or otherwise pursuant to approval by the Company Board, Aflac shall not, and shall not permit any of its controlled Affiliates to, directly or indirectly:
i.acquire or obtain (other than solely as a result of acts taken by the Company, such as share repurchases) any shares of Company Common Stock, which would result in Aflac and its controlled Affiliates collectively Beneficially Owning equal to or in excess of 10% of the outstanding shares of Company Common Stock (the “Ownership Cap”) as reported in the Company’s most recent annual report on Form 10-K filed by the Company with the SEC;
ii.effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any other Person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in (A) any acquisition of Company Securities (other than in accordance with Section 2.1(a)(i)) outstanding from time to time, except as otherwise contemplated by this Agreement; (B) any tender or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries; or (D) any “solicitation” of “proxies” (as such terms are used in Regulation 14A promulgated under the Exchange Act) of or consents to vote any voting securities of the Company;
iii.except as may be specifically contemplated by this Agreement, form, join or in any way participate in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with respect to the Company Securities;
iv.make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving the Company or its assets or the Company Securities;
v.otherwise act, alone or in concert with others, to seek to control or influence the management of the Company or the Company Board;
vi.take any action which would require the Company to make a public announcement regarding any of the types of matters set forth in Section 2.1(a)(ii)-(v); or

vii.enter into any agreement with any third party with respect to any of the foregoing (the restrictions set forth in the foregoing clauses (i) through (vii), the “Standstill Restrictions”);
provided that none of the Standstill Restrictions shall prevent, restrict, encumber or limit in any manner Aflac or any of its controlled Affiliates from exercising their respective rights, performing their respective obligations or otherwise consummating the transactions contemplated by this Agreement, the Purchase
Agreement or the Strategic Alliance Agreement, in each case, in accordance with the terms and provisions hereof and thereof.
b.Notwithstanding the foregoing, the Standstill Restrictions shall terminate upon the occurrence of any of the following events:
i.any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;
ii.the Company consummates a merger, consolidation, share exchange or other similar transaction (a “Fundamental Transaction”) with any other Person, other than a Fundamental Transaction in which the voting securities of the Company that are outstanding immediately prior to such Fundamental Transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least a majority of the combined voting power immediately after such Fundamental Transaction of (i) the Company’s outstanding securities or (ii) the surviving or parent entity’s outstanding securities;
iii.the security holders of the Company approve a plan of complete liquidation or winding-up of the Company;
iv.the sale or disposition (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets is consummated;
v.a change of a majority of the membership of the Company Board (excluding the cumulative effect of departures and appointments of directors approved by the Company Board and any change approved by a majority of the directors serving on the Company Board prior to such change) (each event set forth in the foregoing clauses (i) through (v) occurring after the date of this Agreement, with respect to the Company, shall constitute a “Change of Control”); or
vi.the Company enters into any definitive agreement to consummate, or publicly announces that it plans to, or will engage in a strategic process to, enter into, any Change of Control.

ARTICLE III
PREEMPTIVE RIGHTS
Section 3.1 Preemptive Rights.
a.If the Company proposes to issue any shares of Company Common Stock (including issuances of shares of Company Common Stock pursuant to exchangeable or convertible securities of the Company or other securities exercisable for shares of Company Common Stock (upon exercise or in accordance with the terms thereof)) or any other securities of the Company carrying voting rights that are entitled to vote together with Company Common Stock (collectively, “New Securities”), Aflac shall have the right to purchase and acquire up to such number of shares of Company Common Stock that would allow Aflac to maintain Beneficial Ownership of the issued and outstanding shares of Company Common Stock, after giving effect to the issuance of the applicable New Securities, that is no less than Aflac’s Pre-Issuance Ownership Percentage (such shares, the “Preemptive Rights Shares”); provided, however, that, subject to Section 3.1(g), Aflac shall not have this purchase and acquisition right to the extent that an issuance of the Preemptive Rights Shares to Aflac would require approval of the shareholders of the Company pursuant to Rule 5635 of the NASDAQ Listing Rules or any successor rule thereof (the “NASDAQ Rule”), unless such shareholder approval is obtained. Notwithstanding the foregoing, to the extent the Company issues securities, other than Company Common Stock, that are exchangeable for, or convertible into, or otherwise exercisable for, shares of Company Common Stock, Aflac shall only be entitled to exercise its right to purchase Preemptive Rights Shares pursuant to this Section 3.1 concurrently with, or as promptly as practicable following, the issuance of the shares of Company Common Stock underlying such securities.
b.In the case of an issuance of New Securities which are exchangeable for, or convertible into, or otherwise exercisable for, shares of Company Common Stock, the Company shall, prior to or concurrently with such issuance of New Securities, deliver a written notice to Aflac (the “Pre-Notice”) (i) stating the Company’s intention to issue such securities, (ii) stating the amount of such securities that the Company proposes to issue in the aggregate and, correspondingly, the number of Preemptive Rights Shares that Aflac could be entitled to purchase or acquire in the future, (iii) informing Aflac that it may have a future right to elect to purchase such Preemptive Rights Shares, which right shall be exercisable upon delivery of a Preemptive Rights Notice (defined below) and (iv) stating the price of such Preemptive Rights Shares based on the issuance price of such New Securities (or if such prices are not clearly identifiable, the formula for determining the price upon exchange, conversion or exercise or, if no such formula is available, such effective price per share as is reasonably determined by the Company in good faith). The Company shall provide the right contemplated by Section 3.1(a) to Aflac by delivering a written notice to Aflac (the “Preemptive Rights Notice”) stating (i) in the case of an issuance of shares of Company Common Stock, (x) the Company’s intention to issue New Securities, (y) the amount of such New Securities that the Company proposes to issue in the aggregate and, correspondingly, the number of Preemptive Rights Shares that

Aflac is entitled to purchase or acquire and (z) the price of such New Securities (or (1) if such prices are not clearly identifiable, such effective price per share as is reasonably determined by the Company in good faith or (2) in the case of issuances of restricted stock, the fair market value of such restricted stock as determined by the Company in the ordinary course in connection with such issuance) and (ii) in the case of an issuance of Company Common Stock upon the exchange, conversion, or exercise of New Securities described in a Pre-Notice, the amount of such securities that will or have been exchanged, converted or exercised for Company Common Stock and the resulting number of Preemptive Rights Shares that Aflac is entitled to purchase and acquire. Within five (5) Business Days following the delivery of the Preemptive Rights Notice by the Company to Aflac, Aflac may, by delivery of a written notice of acceptance to the Company (the “Acceptance Notice”), elect to purchase all, or any portion, of the Preemptive Rights Shares that Aflac is then entitled to purchase and acquire pursuant to this Section 3.1 for the price (or the price determined by application of any applicable formula) indicated in the Pre-Notice or the Preemptive Rights Notice, as applicable. The delivery of the Acceptance Notice shall be evidence of Aflac’s irrevocable commitment to purchase the number of Preemptive Rights Shares indicated in the Acceptance Notice for the price indicated in the Pre-Notice or the Preemptive Rights Notice, as applicable, and the consummation of the sale and purchase of the Preemptive Rights Shares shall occur concurrently with or as promptly as practicable following the Company’s issuance of the corresponding New Securities.
c.Notwithstanding anything in this Section 3.1 to the contrary, if the amount of New Securities to be issued is for any reason less than the amount that was initially proposed to be issued as indicated in the Preemptive Rights Notice, the Company may (whether before or after Aflac has delivered an Acceptance Notice to the Company) decrease the number of Preemptive Rights Shares that Aflac is entitled to purchase and acquire pursuant to this Section 3.1 to an amount not less than the amount necessary to allow Aflac to maintain (but not exceed) its Pre-Issuance Ownership Percentage after giving effect to the issuance of the applicable New Securities.
d.Notwithstanding anything in this Section 3.1 to the contrary, if the amount of New Securities to be issued is for any reason greater than the amount that was initially proposed to be issued as indicated in the Preemptive Rights Notice, Aflac may, by delivery of an Acceptance Notice (whether or not Aflac has previously delivered an Acceptance Notice to the Company), increase the number of Preemptive Rights Shares it elects to purchase and Aflac elects to acquire pursuant to this Section 3.1 to an amount not less than the amount necessary to allow Aflac to maintain (but not exceed) its Pre-Issuance Ownership Percentage after giving effect to the issuance of the applicable New Securities.
e.Notwithstanding anything in this Section 3.1 to the contrary, Section 3.1(a) shall not apply, and the Company shall have no obligation to sell, and Aflac shall have no right to purchase from the Company and no right to acquire, any shares of Company Common Stock or any other securities of the Company, if the Company proposes to issue New Securities:
i.pursuant to any employee benefits or other compensation plan approved by the Company Board and the shareholders of the Company;

ii.in connection with any strategic transaction by the Company, whether involving a merger, consolidation, acquisition of assets, sale or exchange of stock, joint venture, other business combination, commercial agreement or otherwise, in each case, pursuant to which any such New Securities are being issued as consideration therefor;
iii.issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Company Board;
iv.upon any stock dividend, stock split or other pro rata distribution, subdivision or combination of securities or other recapitalization of the Company;
v.pursuant to any direct stock purchase and dividend reinvestment plan (or any similar successor plan) of the Company; or
vi.pursuant to the terms of a “poison pill” or other similar shareholder rights plan approved by the Company Board.
f.Upon the Company’s issuance of any Preemptive Rights Shares, such Preemptive Rights Shares shall be (i) validly issued, fully paid and nonassessable and (ii) duly authorized by all necessary corporate action of the Company.
g.In the event that the Company proposes an issuance of New Securities and the full number of Preemptive Rights Shares that would be issued to Aflac pursuant to Section 3.1(a) in connection with such issuance of New Securities would exceed the amount that the Company could issue to Aflac without shareholder approval pursuant to the NASDAQ Rule (a “Shareholder Approval Issuance”), the Company shall use its reasonable best efforts to obtain approval for such Preemptive Rights Shares by the shareholders of the Company for the issuance to Aflac of the Preemptive Rights Shares (it being understood that no Shareholder Approval Issuance will be conditioned on the receipt of approval for issuance to Aflac of the applicable Preemptive Rights Shares); provided that, if shareholder approval of the issuance to Aflac is not obtained, the applicable number of Preemptive Rights Shares shall automatically be decreased to one share of Company Common Stock less than as would require shareholder approval pursuant to the NASDAQ Rule.
h.Notwithstanding anything to the contrary, this Article III shall terminate if the Strategic Alliance Agreement has been terminated in accordance with its terms.
ARTICLE IV
TRANSFERS
Section 4.1 Transfer Restrictions.
a.During the Restricted Period, without the Company’s prior written consent, Aflac shall not (and shall cause its controlled Affiliates not to), directly or indirectly, offer, sell (including any short sale), transfer, assign, hypothecate, pledge, encumber, grant a security interest in, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise dispose of, or grant any rights with respect to (each, a “Transfer”) any

Acquired Shares or any right, title or interest therein or thereto, or enter into any transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Acquired Shares, whether settled by delivery of such Acquired Shares, in cash or otherwise, or publicly disclose the intention to do any of the foregoing; provided, however, that Aflac may, without the Company’s prior written consent, Transfer such Acquired Shares at any time:
i.as may be necessary, but only to the extent necessary, to cause the aggregate number of shares of Company Common Stock held by Aflac not to exceed the Ownership Cap, including in connection with the Company conducting self-tender offers, share repurchase programs or other repurchases of outstanding shares of Company Common Stock (each, a “Company Repurchase Event”), and for the avoidance of doubt, Aflac shall have the right (but not the obligation) to participate in any such Company Repurchase Event, as applicable, on the same terms and conditions as other shareholders of the Company, and may Transfer up to such number of shares of Company Common Stock to the Company as may be permitted pursuant to the terms of such Company Repurchase Event to the extent necessary to maintain Aflac’s Beneficial Ownership below the Ownership Cap;
ii.in the event that the Strategic Alliance Agreement has been terminated in accordance with its terms;
iii.in the event that the Purchase Agreement has been terminated in accordance with its terms prior to the occurrence of the Milestone Closing;
iv.to any controlled Affiliate of Aflac, if such controlled Affiliate agrees pursuant to a written instrument in form and substance reasonably acceptable to the Company to be bound by the obligations of Aflac under this Agreement as in effect immediately prior to such Transfer;
v.pursuant to an Approved Tender Offer or a Subsequent Offering (each as hereinafter defined); or
vi.following a Change of Control;
provided, further, that, for the avoidance of doubt, a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction (“Business Combination” in which Aflac is a constituent corporation (or otherwise a party including, for the avoidance of doubt, a transaction pursuant to which a Person acquires all or a portion of Aflac, whether by tender or exchange offer, by share exchange, or otherwise) shall not be deemed to be a “Transfer” of any Acquired Shares or any right, title or interest therein or thereto.
For purposes of this Agreement: “Approved Tender Offer” means a tender offer or Business Combination relating to outstanding shares of Company Common Stock that has been approved or recommended by the Company Board; and “Subsequent Offering” means any subsequent offering period of a completed tender offer for at least a majority of the outstanding shares of Company Common Stock by any third party so long as a majority of the outstanding shares of

Company Common Stock have been previously tendered to such third party and are not subject to withdrawal.
ARTICLE V
REGISTRATION RIGHTS
Section 5.1 Registration Rights. By December 31, 2020 or, if the Milestone Closing occurs prior to such date, as soon as reasonably practicable following the Milestone Closing (but in no event later than fifteen (15) days thereafter), the Company shall file a shelf registration statement on Form S-3 (or Form S-1 if the Company is then ineligible to file on Form S-3) (the “Registration Statement”) registering the resale of any Acquired Shares held by Aflac, and cause the Registration Statement to become effective and remain effective, including through the filing of a subsequent Form S-3 (or Form S-1 if the Company is then ineligible to file on Form S-3) if such initial filing has expired, until such time as Aflac no longer holds any Acquired Shares, and amend such Registration Statement or such subsequent Form S-3 (or Form S-1 if the Company is then ineligible to file on Form S-3) from time to time as necessary to register any additional Acquired Shares acquired by Aflac after the effective date of such Registration Statement. For the avoidance of doubt, the Registration Statement shall be in the form determined by the Company; provided that the Company shall provide Aflac with a draft of such Registration Statement and any amendment thereto not less than five (5) Business Days prior to the filing thereof and shall consider in good faith any comments provided thereto by Aflac and shall include in such Registration Statement a “Plan of Distribution” section as provided by Aflac. All expenses incident to the Company’s performance of or compliance with its obligations pursuant to this Section 5.1 or otherwise in connection with the Registration Statement (including all registration and filing fees and all fees and expenses payable to any third parties or any Persons retained by the Company) shall be borne by the Company.
Section 5.2 Company Facilitation of Sales.
a.To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act). The Company shall take any such further action as Aflac may reasonably request (including causing the removal of any restrictive legends applicable to the Acquired Shares), all to the extent required from time to time to enable Aflac to sell Acquired Shares without registration under the Securities Act (whether within the limitations of the exemption provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC), in each case, subject to the terms and in accordance with the conditions set forth in this Agreement. If Rule 144(c) is applicable to an unregistered resale of Acquired Shares, upon Aflac’s request in connection with such an unregistered sale, the Company shall deliver to Aflac a written statement as to whether it has complied with the timely filing requirements in the first sentence of this Section 5.2(a).
b.If, at any time, the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any Acquired Shares Beneficially Owned by Aflac shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the written request of Aflac or a prospective purchaser of any such shares, promptly furnish Aflac or such prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such shares pursuant to Rule 144A or any similar rule or regulation hereafter adopted by the SEC. The Company shall take such further action as Aflac may reasonably request to the extent from time to time required to enable Aflac to sell such shares in accordance with Rule 144A or any similar rule or regulation hereafter adopted by the SEC.
c.In connection with any proposed sale of Acquired Shares Beneficially Owned by Aflac in excess of $50,000,000, upon the written request of Aflac, the Company will:
i.make available to Aflac (and any prospective purchaser in such proposed sale) during normal business hours access to such information and the Company personnel as reasonably requested by Aflac; provided, however, that the Company need not disclose any non-public information to any such Person unless and until such Person has entered into a confidentiality agreement on customary terms with the Company; and
ii.enter into customary agreements and take such other actions as are reasonably requested by Aflac in order to expedite or facilitate the disposition of the Acquired Shares (including making appropriate representatives of the Company reasonably available to participate in customary marketing activities and furnishing or delivering opinions of counsel or “comfort letters” in customary form).
ARTICLE VI
AdDITIONAL COVENANTS
Section 6.1 Confidentiality.
No non-public information received by or provided to any Party (the “Receiving Party”) in connection with this Agreement, or any non-public information concerning the Company, Aflac or their respective businesses, operations, plans and prospects, may be directly or indirectly (a) disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to, by the Receiving Party or (b) used by the Receiving Party for purposes not contemplated by this Agreement, in each case, without the disclosing Party’s prior written consent. Notwithstanding anything in this Section 6.1 to the contrary: (i) to the extent required by applicable Law or otherwise requested or required by any Governmental Authority, a Receiving Party may disclose such non-public information without the disclosing Party’s prior written consent; provided that, to the extent permitted by applicable Law, such Receiving Party shall (A) give such other Party prompt prior written notice of such requirement and (B) reasonably cooperate with such other Party to seek a protective order or other appropriate remedies to obtain assurance that confidential treatment will be accorded such non-public information; and (ii) a Receiving Party may disclose such non-public information to its Affiliates and its and their directors, officers, employees, accountants, counsel, other advisors, financing providers and representatives (collectively, “Representatives”) to the extent any such Person needs to know such information in connection with the Receiving Party’s rights and obligations under this Agreement; provided that (A) such Receiving Party shall inform any such Representatives of the confidentiality obligations contained in this Section 6.1, and (B) such Receiving Party shall be responsible for any breach of any such obligations by any such Representative. Except as required by applicable Law, the term “non-public information” as used in this Section 6.1 shall not include information that: (1) at the time of disclosure is, or thereafter becomes, generally available and known to the public other than as a result of, directly or indirectly, any violation of this Section 6.1 by the Receiving Party or any of its Representatives; (2) at the time of disclosure is, or thereafter becomes, available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such non-public information to the Receiving Party by a legal, fiduciary or contractual obligation to the disclosing Party; (3) was known by or in the possession of the Receiving Party or its Representatives, as established by documentary evidence, prior to being disclosed by or on behalf of the disclosing Party; or (4) was or is independently developed by the Receiving Party, as established by documentary evidence, without reference to or use of, in whole or in part, any of the disclosing Party’s non-public information. The obligations of any Receiving Party under this Section 6.1 (x) with respect to the use of non-public information shall survive any termination of this Agreement until the first (1st) year anniversary of the date of termination and (y) with respect to the disclosure of non-public information shall survive any termination of this Agreement until the second (2nd) year anniversary of the date of termination.
Section 6.2 Further Assurances.
Each of the Parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may be reasonably required or desirable in order to carry out the intent and accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, (a) the Company covenants and agrees to provide advance written notice to Aflac of any Company Repurchase Event and to promptly respond to any request from Aflac to confirm the number of outstanding shares of Company Common Stock, and (b) Aflac covenants and agrees to promptly (i) provide written notice to the Company of any acquisition of Beneficial Ownership of Company Securities other than the Acquired Shares and (ii) respond to any request from the Company to confirm the number of shares of Company Common Stock as to which Aflac has Beneficial Ownership and the number of Acquired Shares that Aflac no longer owns for any reason.
ARTICLE VII
TERMINATION
Section 7.1 Termination. This Agreement shall terminate only:
a.by the mutual written consent of Aflac and the Company; or

b.upon Aflac disposing of or otherwise ceasing to own, in a manner as permitted by this Agreement, all of the Acquired Shares, without any further action required by any of the Parties.
Section 7.2 Effect of Termination.
If this Agreement is validly terminated in accordance with Section 7.1, this Agreement shall thereafter become void and have no effect, and no Party shall have any liability to the other Parties or any of their respective Affiliates, directors, officers, employees, equityholders, partners, members, agents or representatives in connection with this Agreement, except that such termination will not relieve any Party from liability for any willful and material breach of this Agreement prior to such termination or any breach of Section 6.1 or actual fraud.
ARTICLE VIII
MISCELLANEOUS
Section 8.1 Notices.
All notices, demands or other communications provided for or permitted hereunder shall be (a) made in writing to all Parties and (b) sent by registered or certified first class mail, return receipt requested, e-mail, facsimile, courier service, overnight mail or personal delivery:
To the Company:

Trupanion, Inc.
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
Attn:    Gavin Friedman, General Counsel
Email:    gavin.friedman@trupanion.com
With a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
701 Fifth Ave., Suite 6900
Seattle, Washington 98104
Attn:    Trenton C. Dykes and Andrew D. Ledbetter
Fax:    (206) 494-1776
Email:    trent.dykes@us.dlapiper.com and
                andrew.ledbetter@us.dlapiper.com

To Aflac:
Aflac Incorporated
1932 Wynnton Road
Columbus, GA 31999
Attn:     Audrey Boone Tillman
    Executive Vice President and General Counsel
Email:     atillman@aflac.com
Fax:    (706) 596-3577
With a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, NW
Washington, D.C. 20005
Attn:     Richard Oliver
Email:     richard.oliver@skadden.com
Fax:    (202) 661-0582
Any Party may by notice given in accordance with this Section 8.1 designate another address or Person for receipt of notices hereunder. All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by commercial courier or overnight mail, if delivered by commercial courier or overnight mail service; and on the date sent, if sent by e-mail (which is confirmed by the recipient) or facsimile (which is confirmed by the recipient).
Section 8.2 Amendment and Waiver.
a.Any amendment, supplement or modification of or to any provision of this Agreement shall be effective (i) only if it is made or given in writing and signed by all Parties and (ii) only in the specific instance and for the specific purpose for which made or given. No waiver of any provision of this Agreement or consent in respect of any departure from the terms of any provision of this Agreement shall be effective unless evidenced in writing and executed by the Party providing such waiver or consent.
b.No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parties at law, in equity or otherwise.
Section 8.3 Specific Performance.
The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement. The Parties acknowledge and agree that the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, and such right shall be cumulative and in addition to any other remedy to which they are entitled under this Agreement.
Section 8.4 Headings.
The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8.5 Severability.
If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
Section 8.6 Entire Agreement; No Third Party Beneficiaries.
This Agreement and the Purchase Agreement are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the Parties with respect to such subject matter. Nothing in this Agreement or the Purchase Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties, any rights or remedies hereunder.
Section 8.7 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without reference to the choice of law provisions thereof. All claims, causes of action, suits, actions or proceedings shall be raised to and exclusively determined by the Court of Chancery for the State of Delaware or, if such court disclaims jurisdiction, the U.S. District Court for the District of Delaware or, if such court disclaims jurisdiction, the courts of the State of Delaware, and in each case, any appellate court from any decision thereof, to whose exclusive jurisdiction and venue the Parties unconditionally consent and submit. Service of process in connection with any such claim, cause of action suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
Section 8.8 Successors and Assigns.
Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, heirs, legatees and legal representatives. This Agreement shall not be assignable by any Party without the prior written consent of the other Parties hereto. Any purported assignment without such prior written consent shall be null and void.
Section 8.9 Counterparts.
This Agreement may be executed in one or more counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
Section 8.10 Non-Recourse.
Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, each Party agrees and acknowledges, on behalf of itself and its Affiliates, that no Person other than the Company and Aflac (and any of their respective successors and permitted assignees) shall have any obligation hereunder, and that the Parties shall have no rights of recovery against, and no recourse hereunder against, any former, current or future director, officer, agent, advisor, attorney, Representative, Affiliate, manager or employee of the Parties (or any of their respective successors or assignees), against any former, current or future general or limited partner, manager, member or stockholder of the Parties, or any Affiliate thereof or against any former, current or future director, officer, agent, advisor, attorney, Representative, employee, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Party or a duly authorized officer of each Party as of the date first above written.

Trupanion, Inc.

/s/ Darryl Rawlings
Name: Darryl Rawlings
Title Chief Executive Officer

Aflac Incorporated

/s/ Max K. Brodén
Name: Max K. Brodén
Title: Executive Vice President, Chief Financial Officer